EXHIBIT 10.16


                              Dated the day of 1999




                                CDKNET.COM, INC.


                                       and


                              ASIA PIONEER LIMITED


           -----------------------------------------------------------


                             SUBSCRIPTION AGREEMENT
                            IN RELATION TO SHARES IN
                              ASIA PIONEER LIMITED
           -----------------------------------------------------------



                             AGGARWAL & ASSOCIATES,
                                   Solicitors,
                            Rooms 1905-7, 19th Floor,
                             St. George's Building,
                               2 Ice House Street,
                                    Central,
                                   Hong Kong.

                            Ref.: 0203-0295/99/NA/RKW

THIS  AGREEMENT     is made the 16th day of November 1999.

BETWEEN :-

(1) CDKNET.COM, INC., a company incorporated in the state of Delaware, the United States of America and having its registered address at 595 Stewart Avenue, Suite 710, Garden City, New York 11530, U.S.A. ("CDK"); and

(2) ASIA PIONEER LIMITED, a company incorporated in the Cayman Islands and having its registered office at Huntlaw Building, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands ("APL").

WHEREAS :-

(A)      APL is a private company limited by shares incorporated in the Cayman
         Islands.

(B) CDK is a company incorporated under the laws of the State of Delaware, U.S.A. further particulars of which as at the date of this Agreement are set out in Schedule 1 .

(C) APL has agreed to subscribe for the Subscription Shares (as defined below) and CDK has agreed to issue and allot the same to APL on the terms and conditions contained in this Agreement.

(D) APL has agreed to enter into a Licencing Agreement with CDK's subsidiary, CDKNet, LLC for the licencing of such CDK Technology(TM) by CDKNet, LLC to APL.

NOW IT IS HEREBY AGREED  as follows :-

1.       DEFINITIONS AND INTERPRETATION
         ------------------------------

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings :-

         "THIS AGREEMENT"     means this agreement as amended, modified or
                              supplemented from time to time;

         "APL SHARES"         means all those issued and allotted shares of APL
                              by APL to CDK's subsidiary CDKNet, LLC being 4,890 shares of par value US$ 0.01 each in the capital of APL and constituting approximately [4.89%] of the issued share capital of APL as at the date of such allotment of such shares and one of such shares shall be known as "APL Share".

         "ARTICLES"           means the articles of association of CDK for the
                              time being;

         "BOARD" means the board of directors of CDK for the time being;

         "DIRECTOR"           means a director of CDK for the time being;

         "EXCHANGE ACT"       means the U.S. Securities Exchange Act of 1934, as
                              amended;


         "GROUP" means CDK and any other company which is a Subsidiary of or a holding company of or another Subsidiary of a holding company of CDK and "MEMBER(S) OF THE GROUP" shall be construed accordingly;

         "HONG KONG"          means the Hong Kong Special Administrative Region;

         "SEC"                means the U.S. Securities and Exchange Commission;

         "SHARES" means shares of common stock, par value US$ 0.0001 per share, of CDK;

         "SUBSCRIPTION"       means the subscription for the Subscription Shares
                              pursuant to Clause 2 and "SUBSCRIBE" shall be construed accordingly;

         "SUBSCRIPTION        means the 1,800,000 Shares to be purchased
          SHARES"             hereunder constituting approximately nine and
                              fifty-seven one hundredths per cent (9.57%) of the issued common share capital of CDK as of 11
                              November 1999 as enlarged by the issue of the Subscription Shares set out in Clause 2.2;

         "SUBSCRIPTION        means US$0.50 per Subscription Share;
          SHARE PRICE"

         "SUBSIDIARY"         for the purpose of this Agreement a company shall
                              be deemed to be a subsidiary of another company, if :-

                              (a)  that other company :-

                                   (i)   controls the composition of the board
                                         of directors of the first-mentioned
                                         company; or

                                   (ii)  controls more than half of the voting
                                         power of the first-mentioned company;
                                         or

                                   (iii) holds more than half of the issued
                                         share capital or issued common share
                                         capital (as the case may be) of the
                                         first-mentioned company (excluding any
                                         part of it which carries no right to
                                         participate beyond a specified amount
                                         in a distribution of either profits or
                                         capital);or

                              (b) the first-mentioned company is a subsidiary of any company which is that other company's subsidiary;

         "US$" Means the lawful currency of the United States of America;

         "WARRANTIES"         Means the representations, warranties and
                              undertakings on the part of each CDK and APL respectively set out in Clause 4 .

1.2 References in this Agreement to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications).

1.3 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations and firms and vice versa.

1.5 References to Clauses, Sub-clauses, Paragraphs and Schedules are (unless the context otherwise requires) to clauses, sub-clauses, paragraphs of and schedules to this Agreement.

1.6      The Schedules form part of this Agreement.

2.       SUBSCRIPTION AND COMPLETION
         ---------------------------

2.1 APL in reliance upon the representations warranties undertakings agreements and covenants referred to in this Agreement hereby agrees and undertakes to Subscribe for the Subscription Shares at the Subscription Share Price subject to the Articles and the terms and conditions contained in this Agreement.

2.2 The aggregate Subscription Share Price for the Subscription Shares is US$900,000.00 and shall be satisfied by the issue and allotment by CDK of the Subscription Shares as follows :- (The Subscription Shares shall be allotted and issued credited as fully paid and on terms that they will rank pari passu in all respects with the chartered rights (i.e. memorandum and articles of association and bye-laws of CDK) with the shares of common stock in CDK in issue as at the date hereof )

         (i) Upon the signing of this Agreement the sum of US$100,000.00 shall be paid by APL to CDK ("First Payment") for the issue and allotment by CDK of 200,000 of the Subscription Shares ("First Allotment").

         (ii) On or before 30 December 1999 the sum of US$150,000.00 shall be paid by APL to CDK ("Second Payment") for the issue and allotment by CDK of 300,000 of the Subscription Shares ("Second Allotment").

         (iii) On or before 28 January 2000 the sum of US$150,000.00 shall be paid by APL to CDK ("Third Payment") for the issue and allotment by CDK of 300,000 of the Subscription Shares ("Third Allotment").

         (iv) On or before 29 February 2000 the sum of US$150,000.00 shall be paid by APL to CDK ("Fourth Payment") for the issue and allotment by CDK of 300,000 of the Subscription Shares ("Fourth Allotment").


         (v) On or before 30 March 2000 the sum of US$150,000.00 shall be paid by APL to CDK ("Fifth Payment") for the issue and allotment by CDK of 300,000 of the Subscription Shares ("Fifth Allotment").

         (vi) On or before 28 April 2000 the sum of US$150,000.00 shall be paid by APL to CDK ("Sixth Payment") for the issue and allotment by CDK of 300,000 of the Subscription Shares ("Sixth Allotment").

         (vii) On or before 30 May 2000 the sum of US$50,000.00 shall be paid by APL to CDK ("Seventh Payment") for the issue and allotment by CDK of 100,000 of the Subscription Shares ("Seventh Allotment").


         (The First Payment, Second Payment, Third Payment, Fourth Payment, Fifth Payment, Sixth Payment and the Seventh Payment shall hereinafter collectively be known as "Payments".)

         (The First Allotment, Second Allotment, Third Allotment, Fourth Allotment, Fifth Allotment, Sixth Allotment and the Seventh Allotment shall hereinafter collectively be known as "Allotments".)

         Prior to any of the relevant Payments being made by APL to CDK in respect of any of the relevant Allotments described above, CDK shall send to APL (by way of fax and overnight courier) a copy of the relevant written instructions to the relevant transfer agent or share registrar to issue the Subscription Shares to be allotted to APL along with the relevant written confirmation of the transfer agent or share registrar in respect of such issue instructions relating to the issue of Subscription Shares to APL. Upon receipt of the fax, APL shall deliver to CDK within one (1) business day the respective Payment by way of a wire (or telegraphic transfer) of immediately available funds to the CDK bank account as directed by CDK by a fax or email of wire instructions thereof.

2.3 Completion of the First Allotment shall take place promptly upon execution of this Agreement or at such other time and place as may be agreed between the parties to this Agreement.

2.4      At completion of the First Allotment :-

2.4.1    CDK shall procure that :-

         (a) a meeting of the Board is convened and duly held at which valid resolutions are passed to authorize the issue and allotment of the Subscription Shares relating to the First Allotment to APL and the entering into and completing of this Agreement by CDK;

         (b) CDK shall allot and issue credited as fully paid the Subscription Shares relating to the First Allotment to APL and shall enter the name of APL in the register of members of CDK as registered holder of the Subscription Shares;

         (c) CDK shall issue and deliver to APL appropriate share certificates for the Subscription Shares duly executed by CDK.

2.4.2 Upon payment of any of the respective Second Payment, Third Payment, Fourth Payment, Fifth Payment, Sixth Payment and Seventh Payment by APL to CDK shall procure that :-

         (a) such meetings of the Board is convened and duly held at which valid resolutions are passed to authorize the issue and allotment of the relevant respective Second Allotment, Third Allotment, Fourth Allotment, Fifth Allotment, Sixth Allotment and Seventh Allotment.

         (b) CDK shall allot and issue credited as fully paid the Subscription Shares relating to the relevant and respective Second Allotment, Third Allotment, Fourth Allotment, Fifth Allotment, Sixth Allotment and Seventh Allotment in the register of members of CDK as registered holder of the Subscription Shares relating to the relevant and respective Second Allotment, Third Allotment, Fourth Allotment, Fifth Allotment, Sixth Allotment and Seventh Allotment.

         (c) CDK shall issue and deliver to APL appropriate Share Certificates for the Subscription Shares relating to the relevant and respective Second Allotment, Third Allotment, Fourth Allotment, Fifth Allotment, Sixth Allotment and Seventh Allotment.

2.4.3 APL shall procure that a meeting of the board of directors of APL is convened and duly held at which valid resolutions are passed to authorize the purchase in respect of the issue and allotment of the Subscription Shares by CDK and the entering into and completing of this Agreement by APL;

2.4.4 Upon the completion of the Seventh Allotment of Subscription Shares to APL, CDK shall within 90 days from the date of the completion of the Seventh Allotment of Subscription Shares register all the Subscription Shares allotted to APL per Clause 2.2 above with the SEC.

         Shall CDK fail to register all the Subscription Shares with the SEC within 90 days from the date of the completion of the Seventh Allotment, then CDK shall pay to APL an amount in US$ equivalent to 1% per month of the aggregate Subscription Share Price for the Subscription Shares (i.e. 1% per month of US$900,000.00) ("the Subscription Interest") to APL and which Subscription Interest shall accrue until the Subscription Shares are registered with the SEC and shall be paid to APL upon the successful registration of the Subscription Shares with the SEC.

3.       EVENTS OF DEFAULT
         -----------------

3.1      In the event that :-

         3.1.1 the Shares are not (i) registered with the SEC pursuant to
               Section 12(g) of the Exchange Act and (ii) eligible for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("OTCBB") or any nationally recognized stock exchange or electronic trading system (a "National Exchange") on or before 28 February 2000 for whatever reasons; or

         3.1.2 the Shares are delisted or otherwise become ineligible for trading on the OTCBB or on any other National Exchange on or prior to 1 July 2000, save and except in the following circumstances :-

               (a) the Shares cease to be so listed due to CDK ceasing to have a class of equity securities registered under the Exchange Act ; and

               (b) the termination of such listing was as a result of a voluntary act or decision of CDK and its shareholders and whereby such voluntary act or decision leads to a general offer being made to all shareholders of CDK for all the Shares being held by such shareholders; or

         3.1.3 if on or before 1 July 2000  :-

               (a) CDK shall be subject to any proceedings relating to bankruptcy, winding up or insolvency in any courts of competent jurisdiction; or

               (b) CDK shall cease, or shall threaten to cease, to carry on its business;

               (c) APL shall terminate (pursuant to the terms of the licence agreement) such licence agreement for the licence of CDK Technology(TM) with CDK's subsidiary, CDKNet, LLC;

               then without prejudice to any other rights or remedies of APL in respect of any antecedent breach on the part of CDK under this Agreement, APL shall be entitled to:

               (i)  by notice in writing to CDK within a period of [twenty-eight
                    (28)]
                    days upon APL becoming aware of the happening of any of such events (whichever is later) to forthwith terminate this Agreement; and/or

               (ii) (if applicable) to terminate such licence agreement for the licence of CDK Technology(TM) with CDK's subsidiary, CDKNet, LLC and in which event CDK shall procure its subsidiary CDKNet, LLC to allow and permit such termination without any claims, demands or legal action against APL.

3.2      In the event that either :-

         3.2.1 APL fails to make any of the Payments on their respective due dates; or

         3.2.2 On or before 1 July 2000 :-

               (i) APL shall be subject to any proceedings relating to bankruptcy, winding up or insolvency in any courts of competent jurisdiction; or

               (ii) APL shall cease, or shall threaten to cease, to carry on its business; or

               (iii) CDK's subsidiary, CDKNet, LLC shall terminate (pursuant to the terms of the licence agreement) such licence agreement for the licence of CDK Technology(TM) with APL;

               then without prejudice to any other rights or remedies of CDK in respect of any antecedent breach on the part of APL under this Agreement, CDK shall :-

               (a) be entitled to by notice in writing to APL within a period of [twenty eight (28) days] upon CDK becoming aware of the happening of any such event (whichever is later) to forthwith terminate this Agreement; and/or

               (b) (if applicable) be entitled on behalf of CDK's subsidiary CDKNet, LLC to terminate on behalf of CDKNet, LLC any licence agreement (in respect of CDKNet, LLC's CDK Technology(TM)) entered into between CDKNet, LLC and APL.

4.       WARRANTIES
         ----------

4.1 Each party hereto hereby represents and warrants to the other party that :-

         4.1.1 it has all the necessary capacity to enter into, perform and be bound by the terms and conditions of this Agreement;

         4.1.2 it has taken or will take all steps and action and has obtained or will obtain all consents, approvals and waivers necessary or required for it to enter into, perform and be bound by the terms and conditions of this Agreement;

         4.1.3 the terms and conditions of this Agreement are valid and binding on it and are enforceable against it in accordance with the terms and conditions set out herein.

4.2 In consideration of APL agreeing to enter into this Agreement CDK warrants and represents to APL as at the date of this Agreement that, to the best of CDK's knowledge :-

         4.2.1 (a)  the particulars of CDK contained in Schedule [1] are true and accurate in all respects;

               (b) CDK has approximately 17,000,000 shares of common stock issued and outstanding as of 11 November 1999;

         4.2.2 all returns particulars resolutions and other documents required to be filed with the relevant authorities in the U.S.A. by CDK have been duly filed and CDK has complied with all legal requirements in connection with its formation and with all issues of its shares;

         4.2.3 following the issue and allotment of the Subscription Shares by CDK, APL will be the beneficial owner of approximately] nine and fifty-seven one hundredths per cent (9.57%) of the issued common share capital of CDK as of 11 November 1999 as enlarged by the issue of the Subscription Shares set out in Clause 2.2;

         4.2.4 the Subscription Shares shall be allotted and issued credited as fully paid and on terms that they will rank pari passu in all respects with the chartered rights with the shares of common stock in CDK in issue as at the date of allotment of the Subscription Shares ;

         4.2.5 (a)  CDK has complied with all necessary and applicable regulations and laws of the SEC and other regulatory authorities in the United States of America (including the Exchange Act);

               (b) CDK's stock was previously traded on the OTCBB but has recently been removed from the OTCBB and instead has its shares currently traded on the so-called "Pink Sheets";

         4.2.6 (a)  the audited consolidated financial statements of CDK and its
                    Subsidiaries as set out in Form 10-SB filed with the SEC on 7 October 1999 ("FORM 10-SB") a copy of which financial statements is attached hereto marked "ANNEX 1" has been prepared in accordance with the requirements of relevant ordinances, regulations and statutes and in accordance with generally accepted accounting principles and practices in U.S.A. consistently applied. Such financial statements are hereinafter called "THE ACCOUNTS OF CDK".

                    CDK is now preparing to file and Amendment No. 2 to the Form 10-SB in approximately one week from the date of this Agreement with the SEC to reflect Form 10-QSB type disclosures. CDK undertakes to send to APL a copy of the said Amendment No. 2 immediately after filing of the same with the SEC;

               (b) the Accounts of CDK are true and accurate in all material respects and show a true and fair view of the assets, liabilities, capital commitments and the state of affairs of CDK and its Subsidiaries as at 30th June 1999;

               (c)  since 30th June 1999 :-

                    (i) each of CDK and its Subsidiaries has carried on its business in the ordinary and usual course;

                    (ii) no distribution of capital or income has been declared made or paid in respect of any share capital of each of CDK and its Subsidiaries;

                    (iii) each of CDK and its Subsidiaries has not assumed or
                         incurred any liabilities or expenditure otherwise than in the ordinary course of carrying on its day-to-day business;

                    (iv) there has been no material adverse change in the
                         financial position of each of CDK and its Subsidiaries;

         4.2.7 the assets and equipment included in the Accounts of CDK or acquired by each of CDK and its Subsidiaries since 30th June 1999 are the property of and owned by CDK and/or its Subsidiaries (as the case may be) and are not subject to any debenture, mortgage, encumbrance or charge or any other third party interest save as for such equipment which is leased by, or used as collateral by CDK or its Subsidiaries;

         4.2.8 all the technologies and products marketed as developed by each of CDK and its Subsidiaries are the absolute property of (or for which the appropriate rights have been granted) CDK and/or its Subsidiaries (as the case may be) and are not subject to any third party interest and do not infringe on any intellectual property rights or other rights whatsoever of any other persons;

         4.2.9 all debts owed to each of CDK and its Subsidiaries will be good and collectable in the ordinary course of business and no amount included in the Accounts of CDK owing to each of CDK and/or its Subsidiaries (as the case may be) at 30th June 1999 has been released for an amount less than the value at which it was included in the Accounts of CDK;

         4.2.10(a)  all necessary licences consents permits and authorities have been obtained by each of CDK and its Subsidiaries to enable each of them to carry on its business lawfully and effectively in the places and in the manner in which such business is now carried on;

               (b) each of CDK and its Subsidiaries has not done or omitted to do anything in contravention or breach of any statute, order or regulation or the like in U.S.A. or elsewhere applicable to it or its business and giving rise to any fine, penalty, default proceedings or other liability on its part;

               (c) each of CDK and its Subsidiaries has conducted and is conducting its business in accordance with applicable laws and regulations in U.S.A. or elsewhere applicable to it;

         4.2.11 there are no agreements or arrangements entered into by each of CDK and its Subsidiaries otherwise than by way of bargain at arm's length and all contracts are entered into in the normal course of business;

         4.2.12 each of CDK and its Subsidiaries is not engaged either on its own account or vicariously in any material litigation or arbitration or tribunal proceedings and no such litigation arbitration or tribunal proceedings are pending or threatened by or against each of CDK and its Subsidiaries;

         4.2.13(a)  save as for the directors and/or employees set out in
                    Schedule 2 with particulars of such contract therein, there are not in existence any contracts of service with directors or employees of each of CDK and its Subsidiaries which cannot be terminated by notice without giving rise to any claim for damages or compensation

                    (other than under any relevant employment legislation;

               (b) each of CDK and its Subsidiaries and their respective employees are not involved in any industrial dispute;

         4.2.14(a)  each of CDK and its Subsidiaries has properly made all returns and provided all other information required for the purposes of taxation and none of such returns is disputed by the Internal Revenue Services, U.S.A. or any other authority concerned;

               (b) all payments by each of CDK and its Subsidiaries to any person which ought to have been made under deduction or withholding of tax have been so made and each of CDK and its Subsidiaries has (where required by law to do so) accounted to the Internal Revenue Services, U.S.A. for the tax deducted or withheld.

         4.2.15 that it is not aware of any intention and shall not on or before 1 July 2000 voluntarily (through its shareholders or Directors) cease to be listed and which act would lead to a general offer being made to all the shareholders for such shares of CDK being held by the said shareholders;

         4.2.16 that it shall prior to any of the relevant Payments being made by APL to CDK in respect of any of the relevant Allotments described in Clause 2.2, it shall send to APL (by way of fax and overnight courier) a copy of the relevant written instructions to the relevant issue agent or share registrar to transfer the Subscription Shares to be allotted to APL along with the relevant written confirmation of the issue agent or share registrar in respect of such issue instructions relating to the transfer of Subscription Shares to APL and not revoke or change its instructions to the transfer agent or share registrar without the written consent of APL;

         4.2.17 that it shall upon the completion of the Seventh Allotment of Subscription Shares to APL, use its best endeavors and take all necessary steps to cause the Subscription Shares to be registered with the SEC within 90 days from the date of the completion of the Seventh Allotment of Subscription Shares.

5.       ANTI-DILUTIVE PROVISIONS
         ------------------------

5.1 Subject to Clause 5.2, CDK hereby agrees and undertakes with APL that it will not for a period of one (1) year from the date of this Agreement (the "RESTRICTED PERIOD") :-

5.1.1    allot and issue any shares in CDK; or

         5.1.2 issue securities or any instrument convertible into shares or debentures, or share warrants or options in respect of shares in CDK;

         at a price less than the Subscription Share Price to any other persons without the prior consent in writing of APL Provided that the restrictions herein contained shall not apply to the issue and allotment of shares of CDK hereto pursuant to the exercise of any rights under the share option plan in force from time to time for the benefits of the executives and employees of CDK.

5.2 Notwithstanding the restrictions contained in Clause 5.1, CDK shall be entitled to do any of the matters restricted pursuant to Clause 5.1 without the prior consent in writing of APL during the Restricted Period Provided that it shall simultaneously upon the happening of such event issue and allot such number of additional shares in itself (excluding fraction of a share if any) to APL as shall be necessary to ensure that no dilution shall take place in relation to the share ownership and in the value of its shares held by that other party contemplated by this Agreement by reason of its doing such matters but not otherwise.

6.       GENERAL
         -------

6.1 Nothing in this Agreement shall create, or be deemed to create, any partnership or the relationship of principal and agent or employer and employee between the parties.

6.2 This Agreement sets out the entire agreement and understanding between the parties in relation to the transactions hereby contemplated, and supersedes all previous agreements, arrangements and understandings between them with regard to such transactions and neither party is entering into this Agreement or any of the arrangements contemplated hereby in reliance upon any representation or warranty not expressly set out in this Agreement.

6.3 No provision of this Agreement may be amended, modified, waived, discharged or terminated otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach.

6.4 No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

6.5 The rights and remedies of the parties herein provided are cumulative and not exclusive of any rights and remedies provided by law.

6.6 This Agreement shall be binding and enure to the benefit of each party's successors and permitted assigns but, except as expressly provided herein, neither party shall assign or transfer all or any of its rights or obligations hereunder without the prior written consent of the other party.

6.7 Each party shall be responsible for its own costs incurred in connection with the negotiation, preparation, execution and carrying into effect of this Agreement.

6.8 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the parties.

6.9 In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

6.10 This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute one and the same agreement.

6.11 Each of the parties hereto shall do, execute and perform all such further deeds, documents, acts and things as the other party may reasonably require to put into effect the transactions contemplated by this Agreement.

6.12 All provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding completion except in respect of those matters then already performed.

7.       NOTICES
--       -------

7.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or forwarded by internationally recognized overnight couriers or sent by facsimile transmission to the relevant party at its address or fax number set out below (or such other address as the addressee has by five days prior written notice specified to the other parties) :-

         To CDK                       :   595 Stewart Avenue,  Suite 710,
                                          Garden City, New York,  United States
                                          of America 11530

         Fax Number                   :   (516) 222 2665
         Attention                    :   Steven A. HOROWITZ

         To APL                       :   Shop No.3A, Ground Floor
                                          Site 4, Whampoa Garden,
                                          Hung Hom, Kowloon
                                          Hong Kong

         Fax Number                   :   (852) 2335 0889
         Attention                    :   Keith T.K. WONG

7.2 Any notice delivered personally shall be deemed to have been served at the time of delivery. Any notice sent by internationally recognized overnight couriers shall be deemed to have been served 3 business days after the time at which it was delivered to the courier, the tracking receipt shall be sufficient to prove such service and notices sent by facsimile transmission shall be deemed to have been served one business day after transmission.

8.       LAW AND JURISDICTION
         --------------------

8.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the state of New York in the United States of America ("New York") and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of New York .

8.2 Each of the following parties hereby irrevocably appoints (subject to substitution by way of written notice) the person set opposite its name below as its agent to acknowledge and accept service of legal process on behalf of such party :-

         PARTIES                                NAMES & ADDRESSES OF AGENTS
         -------                                ---------------------------

         CDKNet.Com, Inc.                       Steven A. HOROWITZ
                                                595 Stewart  Avenue,  Suite 710,
                                                Garden City,  New York,
                                                United States of America 11530

         Asia Pioneer Limited                   Keith T.K. WONG
                                                Shop No.3A, Ground Floor
                                                Site 4, Whampoa Garden,
                                                Hung Hom, Kowloon
                                                Hong Kong

                                                Telephone : (852) 9172 5700
                                                Fax : (852) 2335 0889

AS WITNESS the parties hereto have caused this Agreement to be executed the day and year first above written in its counterpart as an Agreement.

                                   SCHEDULE 1
                                   ----------

                                       CDK

NAME                                  :  CDKNET.COM, INC.

PLACE OF INCORPORATION                :  the State of Delaware, U.S.A.

AUTHORIZED COMMON SHARE CAPITAL       :  US$4,000  divided  into  40,000,000
                                         shares of  common  stock of par value
                                         US$0.0001 each

ISSUED COMMON SHARE CAPITAL           :  Approximately 17,000,000 common shares

REGISTERED ADDRESS                    :  595 Stewart Avenue, Suite 710, Garden
                                         City, New York 11530, U.S.A.

DIRECTORS                             :  Steven A. HOROWITZ
                                         Anthony BONOMO
                                         Andrew SCHENKER

                                   SCHEDULE 2
                                   ----------

                 LIST OF CONTRACTS RELATING TO CLAUSE 4.2.13( A)

Name                                  Document
----                                  --------
Shai Bar LAVI                         Employment Agreement

Tom ROSS                              Employment Agreement

                                 EXECUTION PAGE

SIGNED  by                                     )
                                               )
for and on behalf of  CDKNET.COM,  INC. in     )
the presence of :-Chris Hanscom-Bolton         ) /s/ Steven A. Horiwitz
                                               )--------------------------------
/s/ Chris Hanscom-Bolton
------------------------












SIGNED  by                                     )
                                               )
for and on behalf of ASIA PIONEER  LIMITED     ) /s/ illegible
in the presence of :-                          )--------------------------------
                                                         Authorized Signature(s)


                                                 /s/ illegible
                                                --------------------------------
                                                         Authorized Signature(s)

/s/ Keith A. Lee
------------------------------
Keith A. Lee
Solicitor
Aggarwal & Associates
Hong Kong SAR